UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

SAB Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39871	85-3899721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East 54th Street North

Sioux Falls, SD 57104

(Address of Principal Executive Offices) (Zip Code)

(605) 679-6980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	SABS	Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, and effective as of October 25, 2021, SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”) entered into an Executive Employment Agreement with Mr. Samuel J. Reich (the “Agreement”) to serve as the Company’s Executive Chairman of the Board of Directors. The Agreement provides Mr. Reich an annual base salary of $350,000 and eligibility to participate in the Company’s benefit plans generally. Additionally, Mr. Reich is eligible to receive an annual cash bonus of not less than 50% of his base salary, provided that certain financial performance objectives are met, as set and determined by the Company. The Agreement also subjects Mr. Reich to standard restrictive covenants, including nondisclosure, non-competition, non-solicitation, invention assignment and arbitration provisions. In consideration for Mr. Reich entering into the Agreement, Mr. Reich was granted a nonqualified stock option to purchase up to 350,000 shares of the Company’s common stock, par value $0.0001 per share, pursuant to the SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Option”). The Option vests over three years, vesting 1/3 on the one year anniversary of the date of grant, with the remaining 2/3 vesting pro-rata on a monthly basis in twenty-four equal installments thereafter.

If Mr. Reich’s employment is terminated by the Company without “Cause” (as defined in the Agreement) (other than for death or disability) or is terminated by Mr. Reich for “Good Reason” (as defined in the Agreement) or the term of his employment is not renewed, Mr. Reich will receive (i) a lump sum payment in an amount equal to the sum of Mr. Reich’s earned but unpaid base salary through his date of termination plus any other benefits or rights Mr. Reich has accrued in accordance with the Company’s employee benefit plans; (ii) an accrued but unpaid annual bonus (as defined in the Agreement) for the fiscal year ended prior to his date of termination; (iii) one hundred percent (100%) vesting of his outstanding unvested stock options which shall then be exercisable as of the date of termination; (iv) a severance payment in a single lump sum equal to twelve (12) months of his annual base salary; and (v) reimbursement of the COBRA premiums paid for continuation coverage for Mr. Reich, his spouse and dependents, under the Company’s applicable employee benefit plans for a twelve (12) month period from the date of termination.

Additionally, if Mr. Reich’s employment is terminated by the Company without Cause (other than for death or disability), terminated by Mr. Reich for Good Reason, or the term of his employment is not renewed, in each case in connection with a “Change of Control” (as defined in the Agreement), Mr. Reich will receive (i) a lump sum payment equal to his accrued but unpaid annual bonus (as defined in the Agreement) for the fiscal year ended prior to his date of termination; (ii) a lump sum payment in an amount equal to one hundred percent (100%) of his target bonus for the fiscal year in which his termination occurs, provided that this amount will not be prorated for the actual amount of time Mr. Reich is employed by the Company; (iii) one hundred percent (100%) vesting of his outstanding unvested stock options which shall then be exercisable as of the date of termination; (iv) a severance payment in a single lump sum equal to twenty-four (24) months of his annual base salary; and (v) reimbursement of the COBRA premiums paid for continuation coverage for Mr. Reich, his spouse and dependents, under the Company’s applicable employee benefit plans for a twelve (12) month period from the date of termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits.

Exhibit Number	Description
10.1¥	Executive Employment Agreement, dated November 17, 2021, by and between SAB Biotherapeutics, Inc. and Samuel J. Reich.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

¥ Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021

SAB Biotherapeutics, Inc.

By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan
Chief Executive Officer